Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated April 27, 2020 relating to the financial statements, which appears in the Registration Statement on Form F-1 (No. 333-251025) of XP Inc. We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form F-1 (No. 333-251025) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers

Auditores Independentes

Sao Paulo, Brazil

December 2, 2020